UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             NEW TECH VENTURES, INC.
                   (Name of small business issuer in our charter)

          Delaware                      6770                    13-4082874
          --------                      ----                   ------------
(State of other jurisdiction  (Primary Standard Industrial    (IRS Employer
     of incorporation or           Incorporation or       Identification Number)
        organization)                organization
                                Identification Number)


       1501 Broadway, Suite 1807, New York, New York 10036 (212) 768-2583
       ------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

       Sierchio & Albert, P.C., 150 E 58th St., New York, New York 10155,
                                 (212) 446-9500
       ------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)

     Approximate date of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting under said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE
   =======================================================================
   Title of Each       Amount      Price     Maximum      Registration
   Class of            Being       Per       Aggregate    Fee(1)
   Securities Being    Registered  Share     Price
   Registered
   -----------------------------------------------------------------------
   Shares of common    4,000,000   $0.03     $120,000     $33.36
   stock
   -----------------------------------------------------------------------
   TOTAL               4,000,000   $0.03     $120,000     $33.36
   =======================================================================

  (1) Estimated for purposes of computing the registration fee under Rule 457.

                             NEW TECH VENTURES, INC.

                       INITIAL PUBLIC OFFERING PROSPECTUS

                                ----------------
           4,000,000 shares of common stock offered at $0.03 per share

     We are offering for sale 4,000,000 shares (the "Shares") of common stock, $.001 par value per share, at a purchase price of $0.03 per Share. The Shares shall be sold exclusively by us on a best-efforts basis for a period of one hundred eighty days, which may be extended an additional thirty days. There is no minimum offering. This offering will be conducted directly by us, without the use of a professional underwriter or securities dealer in compliance with Rule 419 of SEC Regulation C.

     Pursuant to Rule 419, the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account (the "Rule 419 Escrow Account") until the offering has been reconfirmed by our shareholders and a business has been acquired in accordance with the provisions of such rule. Please refer to the "Plan of Distribution," "Your Rights and Substantive Protection Under Rule 419" on pages 30 and 8 respectively of this Prospectus.

     No public market currently exists for shares of our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell the Shares you purchase.

     THIS IS A HIGHLY RISKY INVESTMENT. WE HAVE DESCRIBED THESE RISKS UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 10.

     None of the Securities and Exchange Commission, any state securities commission, or any other government agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                     Offering Information
                                                     --------------------
                                                    Per Share      Total
                                                    ---------      -----
Initial public offering price ....................    $ .03    $120,000.00
Underwriting discounts/commissions (1) ...........    $ .00    $       .00
Estimated offering expenses (1) ..................    $.006    $ 25,000.00
Net offering proceeds to the Company .............    $ .03    $120,000.00

(1) We are offering these Shares ourselves without the use of a professional underwriter. We will not pay commissions on stock sales. All offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $25,000 will be paid from our existing working capital.

                       This Prospectus is dated _________.

                           TABLE OF CONTENTS

                                                                          Page
                                                                          ----
PROHIBITION AGAINST SELLING SHARES HELD IN ESCROW...........................4
NO MARKET FOR THE SHARES....................................................4
STATE AND LOCAL SECURITIES LAWS AND REGULATIONS.............................4
PROSPECTUS SUMMARY..........................................................5
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419.......................8
RISK FACTORS...............................................................10
DILUTION...................................................................18
USE OF PROCEEDS............................................................19
CAPITALIZATION.............................................................20
PROPOSED BUSINESS..........................................................21
PLAN OF OPERATION..........................................................25
RELATED PARTY TRANSACTIONS.................................................26
DESCRIPTION OF SECURITIES..................................................26
MANAGEMENT.................................................................27
PRINCIPAL SHAREHOLDERS.....................................................28
MARKET FOR OUR COMMON STOCK................................................28
SHARES ELIGIBLE FOR FUTURE SALE............................................29
REPORTS TO SHAREHOLDERS....................................................30
PLAN OF DISTRIBUTION.......................................................30
ADDITIONAL INFORMATION.....................................................32
LEGAL PROCEEDINGS..........................................................32
LEGAL MATTERS..............................................................32
INTEREST OF NAMED COUNSEL..................................................32
FINANCIAL STATEMENTS.......................................................33

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date hereof; however, any changes that may have occurred are not material to an investment decision. In the event there have been any material changes in our affairs, a post-effective amendment will be filed. We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.

     Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus.

                PROHIBITION AGAINST SELLING SHARES HELD IN ESCROW

RULE 15g-8 PROMULGATED PURSUANT TO THE EXCHANGE ACT OF 1934 MAKES IT UNLAWFUL FOR ANY PERSON TO SELL OR OFFER TO SELL THE SHARES HELD IN ESCROW (OR ANY INTEREST IN OR RELATED TO THE SHARES). THUS, YOU ARE PROHIBITED FROM MAKING ANY ARRANGEMENTS TO SELL THE SHARES UNTIL THEY ARE RELEASED FROM THE ESCROW ACCOUNT.

                            NO MARKET FOR THE SHARES

Prior to this Offering there has been no public market for the Shares. There can be no trading in the Shares while they are held in the Rule 419 escrow account. There can be no assurance that any trading market in the Shares will develop hereafter or if it does develop, that it will be sustained. We have no present plans, proposals, arrangements or understandings with any person with regard to the development of a trading market for the Shares.

The public offering price has been arbitrarily determined by us and bears no relationship to the Company's assets, prospective earnings, book value or any other recognized criteria of value. This offering will be conducted by us without use of a professional underwriter or securities dealer.

                 STATE AND LOCAL SECURITIES LAWS AND REGULATIONS

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION.

IN THE UNITED STATES, THE COMPANY WILL OFFER AND SELL SHARES ONLY IN NEW YORK AND FLORIDA. IN NEW YORK THE COMPANY HAS FILED FORM M-11 WITH THE STATE OF NEW YORK REGISTERING THE SHARES FOR OFFER AND SALE IN NEW YORK. IN FLORIDA THE SHARES WILL BE OFFERED AND SOLD PURSUANT TO THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 517.061(11)(a) OF THE FLORIDA SECURITIES ACT.

PROSPECTIVE INVESTORS RESIDING IN THE STATE OF FLORIDA SHOULD NOTE THAT THE SHARES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT AND ARE BEING OFFERED PURSUANT TO THE EXEMPTION FROM REGISTRATION THEREUNDER AFFORDED BY
SECTION 517.061(11)(a) OF THE FLORIDA SECURITIES ACT AND INVESTOR PROTECTION ACT. IN THE EVENT THAT SALES ARE MADE TO FIVE (5) OR MORE PERSONS IN THE STATE OF FLORIDA PURSUANT TO THE EXEMPTION FOR LIMITED OFFERS OF SALES OF SECURITIES SET FORTH IN SECTION 517.061(11)(a) OF THE FLORIDA SECURITIES ACT AND INVESTOR PROTECTION ACT, ANY SALE IN FLORIDA MADE

PURSUANT TO SUCH SECTION IS VOIDABLE BY THE PURCHASER IN SUCH SALE EITHER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA INVESTOR TO SEND A LETTER OR TELEGRAM TO THE COMPANY WITHIN SUCH THREE (3) DAY PERIOD STATING THAT IT IS VOIDING AND RESCINDING THE PURCHASE. IF AN INVESTOR SENDS SUCH A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT THE LETTER IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.

THE COMPANY WILL OFFER SHARES IN ST. KITTS AND NEVIS, THE BRITISH WEST INDIES. SUCH OFFERS WILL BE SUBJECT TO BOTH ST. KITTS AND NEVIS COMPANIES ACT WITH WHICH THE COMPANY BELIEVES THIS OFFERING COMPLIES.

THE SHARES OFFERED BY US ARE SUBJECT TO PRIOR SALE, ACCEPTANCE OF AN OFFER TO PURCHASE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER, WITHOUT NOTICE. WE RESERVE THE RIGHT TO REJECT ANY OFFER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SHARES.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this Prospectus. Because this is a summary, it may not contain all of the information that you should consider before deciding to purchase the Shares. You should read this entire Prospectus carefully.

The Company

     We were organized on April 21, 1999 under the laws of the State of Delaware as a vehicle to acquire or merge with a business or company (a "target business"). We believe that our characteristics as an enterprise with nominal liabilities and flexibility in structuring will make us an attractive acquisition candidate. None of our officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction. We do not intend to engage in the business of investing, reinvesting or trading in securities as our primary business or pursue any business that would render us an investment company under the Investment Company Act of 1940.

     Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation of a registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. We maintain our principal office at 1501 Broadway, Suite 1807, New York, New York 10036. Our phone and facsimile numbers are (212) 768-2383 and
(212) 768-3036.

The Offering

Securities offered................................4,000,000 shares of common stock, $.001 par value, being
                                                  offered at $0.03 per share.
                                                  (Please refer to "Description
                                                  Securities" on page 26.)

Common stock outstanding
prior to the offering.............................1,010,000 Shares.

Common stock to be
outstanding after the offering....................5,010,000 Shares.

Offering Conducted in Compliance with Rule 419

     We are a blank check company, and consequently this offering is being conducted in compliance with Rule 419. You have certain rights and will receive the substantive protection provided by that rule. To that end:

* The securities purchased by you and other investors and the funds received by us in the offering will be deposited and held in the Rule 419 escrow account until an acquisition meeting specific criteria is completed.

* Before the acquisition can be completed and before the funds can be released to us and the Shares can be released to you, we are required to update the registration statement with a post-effective amendment.

* Within the five days after the effective date of the post-effective amendment, we are required to furnish you with the prospectus containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and our business, including audited financial statements.

* According to Rule 419, you must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm your investment and remain an investor or alternately, require the return of your investment, less certain permitted deductions.

* If an investor does not make any decision within this 45 day period, we will automatically return such investor's investment funds.

* Rule 419 further provides that if we do not complete an acquisition meeting the specified criteria within 18 months of the date of this Prospectus, all of the funds in the Rule 419 escrow account (less permitted deductions) must be returned to the investors. If the offering period is extended to our 7 month limit, we will have only 11 months in which to complete the acquisition of a target company.

Risk Factors

     Purchase of the Shares is speculative and involves a high degree of risk. The Shares should be purchased by you only if you can afford to lose your entire investment. See "Risk Factors."

Determination Of Offering Price

     The offering price of $0.03 per share for the Shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among the factors considered by us in determining the offering price were:

*    Estimates of our business potential
*    Our limited financial resources
*    The amount of equity desired to be retained by the present shareholder
*    The amount of dilution to public investors
*    The general condition of the securities markets

Use of Proceeds

     Of the $120,000 offering proceeds deposited into the Rule 419 escrow account, 10% or $12,000 will be released to us prior to a reconfirmation offering in which you reconfirm your investment in accordance with procedures required by Rule 419. The $12,000 will be used to defray our operating costs pending our acquisition of a target business. The balance of the funds will remain in the Rule 419 escrow account to be maintained by Firstrust Savings Bank, as Escrow Agent, until such acquisition is completed under the guidelines contained in Rule 419.

     We intend to apply the balance of the deposited funds, when available, to the payment of the costs and expenses incurred by us in connection with the acquisition of a target business and in complying with the requirements of Rule
419. See "Use of Proceeds" on page 19.

Transfer Agent

     StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, Pennsylvania, will act as the Company's transfer agent.

Escrow Agent

     Firstrust Savings Bank, 1931 Cottman Avenue, Philadelphia, PA 19111 will act as Escrow Agent.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Offering Proceeds and Shares

     Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this Offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419.

     Under Rule 419, the funds will be released to us and the Shares will be released to you only after we have met the following three basic conditions:

* First, we must execute an agreement for an acquisition meeting certain prescribed criteria.

* Second, we must file a post-effective amendment to the registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

* Third, we must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors.

     After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

     Accordingly, we have entered into an escrow agreement with Firstrust Savings Bank which provides that:

* The proceeds are to be deposited into the Rule 419 escrow account maintained by the escrow agent promptly upon receipt. Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of investors and can only be invested in bank deposit, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

* All Shares issued in the Offering and any other shares issued in connection with the Shares, such as stock split, stock dividends or similar rights, are to be deposited directly into the Rule 419 escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the Rule 419 escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The Shares held in the Rule 419 escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

* Warrants, convertible securities or other derivative securities relating to securities held in the Rule 419 escrow account may be exercised or converted in accordance with their terms; provided, however, that the securities received upon exercise or conversion together with any cash or other consideration paid for the exercise or conversion are to be promptly deposited into the Rule 419 escrow account.

Prescribed Acquisition Criteria

     Rule 419 requires that before the funds and the securities can be released, we must first execute an agreement to acquire an acquisition candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $96,000 (80% of $120,000).

Post-Effective Amendment

     Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offering

     The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

* The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Rule 419 escrow account within 5 business days after the effective date of the post-effective amendment.

* Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

* If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

* The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds ($96,000) elect to reconfirm their investment.

* If an acquisition has not occurred by ___________* (18 months from the date of this Prospectus), the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

                                  RISK FACTORS

     There is a high degree of risk is associated with an investment in shares in a company like ours. You should know that our business, financial condition or results of operations, and, more importantly, that of any business we acquire, could be materially and adversely affected by any of the following risks. You should carefully consider the following factors in addition to the other information in this Prospectus before acquiring the shares.

Recently Organized Company.

     We were only recently organized and have no operating history. We, therefore, must be considered promotional and in our early formative and development stage. Potential investors should be aware of the difficulties normally encountered by a new enterprise, especially in view of the relatively small size of this offering. There is nothing at this time upon which to base an assumption that our business plan will be successful, and there is no assurance that we or any business that we may purchase will be able to operate profitably. We have limited resources and have had no revenue to date.

Experience of Management.

     Although Management has general business experience, potential investors should be aware that Management has limited experience regarding business acquisitions. Management does not have, nor does it presently intend to enter into, any contracts or agreements with any consultants or advisors with respect to its proposed business activities. Consequently, Management has not established the criteria that will be used to hire independent consultants regarding their experience, the services to be provided, the term of service, etc., and no assurance can be made that we will be able to obtain such assistance on acceptable terms.

Anticipated Change in Control and Management.

     We anticipate that, in connection with the acquisition of a target business, we will have to issue shares of authorized but unissued common stock which, when issued will comprise a majority of our then issued and outstanding shares of common stock. Therefore, we anticipate that upon completion of the acquisition of a target business we will no longer be controlled by the current shareholders and those shareholders who purchase the shares in the Offering. In addition, existing management and directors may resign. We cannot assure you of the experience or qualifications of new management either in the operation of our activities or in the operation of the business, assets or property acquired.

No Acquisition Candidate Identified.

     As of the date of this Prospectus, we have not entered into or negotiated any arrangements for the acquisition of a target business. Since we have not yet attempted to seek a target business, and given our lack of experience, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives.

No Access to Your Funds While Held In Escrow.

     You will be offered return of your proportionate portion of the funds held in the Rule 419 escrow account only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire a target business having assets which represents 80% of the maximum offering proceeds. If we are unable to locate a target business which meets this acquisition criteria, you will have to wait 18 months from the date of this Prospectus before a proportionate portion of your funds (less any permitted deductions) are returned to you.

No Transfer of Escrowed Shares.

     While held in the Rule 419 escrow account, no transfer or other disposition of the Shares is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the related rules. Under Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the Shares and sales of derivative securities to be settled by delivery of the Shares are prohibited. You are further prohibited from selling any interest in the Shares or any derivative securities whether or not physical delivery is required.

Failure of Sufficient Number of Investors to Reconfirm Investment.

     An acquisition of a target business cannot be completed unless the reconfirmation offering requirements of Rule 419 are met. If, after completion of the reconfirmation offering, a sufficient number of investors (representing 80% of the maximum offering proceeds) do not reconfirm their investment, the business combination will not be closed. In such event, all of the Shares held in escrow will be returned to us for cancellation and the funds (less any permitted deductions) will be returned to you on a proportionate basis.

     Our officers, directors, current shareholders and any of their respective affiliates or associates may purchase, but are not required to purchase up to 2,000,000 Shares. Such amount, however, cannot exceed 50% of the aggregate number of Shares sold. Shares purchased by such persons will be included in determining whether investors representing 80% of the maximum offering proceeds elect to reconfirm their investment. The benefit of an objective 80% reconfirmation requirement by investors may be reduced, as it is likely that such persons will elect to reconfirm a proposed business combination.

Conflict of Interest - Management's Fiduciary Duties.

     A conflict of interest may arise based upon Management's personal financial benefit and its fiduciary duty to you. You should note that our present director, officer and shareholders can purchase up to 2,000,000 Shares, if all of the Shares are sold and may own up to 60% of our issued common stock after the offering is completed. If they were to do so, they would have continuing control of our corporate affairs. Further, Management's interest in their own financial benefit may at some point compromise their fiduciary duty to you.

     Our director and officer is or may become, in his individual capacity, an officer, director, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Presently, Mr. Maxwell is engaged in other business activities. Accordingly, the amount of time he will devote to our business will only be about 5 to 20 hours per month. There exist potential conflicts of interest including allocation of time between us and his other business interests.

     Conflicts with other blank check companies with which Management is currently or, in the future may become affiliated, may also arise. To aid in the resolution of such conflicts, we will adopt the following procedure: All target businesses will first be presented to us and any other companies affiliated with us that intend to file a registration statement under the Securities Act based upon the effective date of each such registration statement. If there are no other companies that have filed or will file such registration statements, then based upon the time and date on which such companies were formed.

Possible Disadvantages of Blank Check Offering.

     Our business may, but will not necessarily, involve the acquisition of a target business which does not need substantial additional capital but which desires to establish a public trading market for our shares. A target business may desire to complete an acquisition with us to avoid what they may deem to be adverse factors of undertaking a public offering. Such factors considered may include:

*     Time delays
*     Significant expense
*     Loss of voting control

     In making an investment in us, you may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business.

Lack of Diversification.

     In the event we are successful in identifying and evaluating a suitable target business, we will in all likelihood, be required to issue our common stock in connection with our acquisition. Inasmuch as our capitalization is limited and the issuance of additional common stock will result in a dilution of interest for present and prospective shareholders, we will only negotiate one acquisition or merger. Consequently, our lack of diversification may subject us to economic fluctuation within a particular industry in which a target business conducts business.

Securities Law Regulation.

     Although we will be subject to regulation under the Securities Act and the Exchange Act, Management believes we will not be subject to regulation under the Investment Company Act. The regulatory scope of the Investment Company Act, which was enacted principally for the purpose of regulatory vehicles for pooled investments in securities, extends generally to companies primarily in the business of investing, reinvesting, owning, holding or trading securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act. We believe that our principal activities will not subject us to regulation under the Investment Company Act. Nevertheless, we will might be deemed to be an investment company. The offering funds may be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event we are deemed to be an investment company, we may be subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act .

Limitations on Resale of Shares Imposed by Local Laws and Regulations.

     In the United States, the Shares may be sold in New York State and the Florida only, and, upon release from escrow, may be resold by you in New York and Florida only until a resale exemption is available in other states. We will require an opinion of counsel that any requested transfer is in full compliance with all federal and state securities law. Resale of the Shares sold in British West Indies will be subject to their respective Companies Acts with which the Company believes it complies.

Taxation.

     In the course of any acquisition or merger which we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us and the target business. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences to both us and the target business, such business combination might not meet the statutory requirements of a reorganization or the parties might not obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have a substantial adverse effect on us.

No Underwriter.

     We are selling the Shares ourselves without the use of a professional securities underwriting firm. Consequently, there may be less due diligence performed in conjunction with this Offering than would be performed in an underwritten offering.

No Assurance that Net Proceeds will be Sufficient to Realize Our Goals.

     Although we anticipate having sufficient working capital following the consummation of the Offering, to satisfy our operating expenses for a period of at least 18 months, there is no assurance that the net proceeds from the Offering, will be sufficient to allow us to realize our goals.

Competition.

     There are numerous firms which are larger than us, and which are also seeking to effect business acquisitions similar to those contemplated by us. Such companies may be in a better position to finance such subsidiaries and to offer incentives to management to run the subsidiaries and to supervise them. We anticipate encountering intense competition in the organizing or purchasing of businesses which it hope may prove to be profitable.

Potential Future Rule 144 Sales.

     Of the 30,000,000 shares of the Company's Common Stock authorized, there are presently issued and outstanding 1,010,000, none of which are being registered pursuant hereto; all are "restricted securities" as that term is defined under the Securities Act, and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of 1 year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to 1% of our outstanding common stock every 3 months. Rule 144 also permits, under certain circumstances, that sale of Shares by a person who is not an affiliate of ours and who has satisfied a 2 three year holding period without any quantity limitation and whether or not there is adequate current public information available. Investors should be aware that sales under Rule 144, or pursuant to a registration statement filed under the Securities Act, may have a depressive effect on the market price of our common stock in any market that may develop for such Shares. The one year hold period on the 1,010,000 shares currently outstanding will expire on April 23, 2000.

Possible Issuance of Additional Shares.

     Our Certificate of Incorporation, authorizes the issuance of 30,000,000 shares of common stock. Upon the sale of the maximum number of Shares offered hereby, approximately 85% of our authorized shares will remain unissued. Our Board of Directors has the power to issue any or all of such additional shares without stockholder approval for such consideration as it deems. Management presently anticipates that it may choose to issue a substantial amount in connection with the acquisition of a target business.

Risks of Leverage.

     There are currently no limitations relating to our ability to borrow funds, to increase the amount of capital available to us to effect a business combination or otherwise finance the operations of any acquired business. The amount and nature of any borrowings by us will depend on numerous factors, including our capital requirements, our perceived ability to meet debt services on any such borrowings, and then-prevailing conditions in the financial markets as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, will be available on terms deemed to be commercially acceptable and in our best interests. Our inability to borrow funds required to effect or facilitate a business combination, or to provide funds for an additional infusion of capital into an acquired business, may have a material adverse affect on our financial condition and future prospects.

     Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject us to various risks traditionally associated with the incurring of indebtedness, including:

o if our operating revenues after the acquisition of a target business combination were to be insufficient to pay debt service, there would be a risk of default and foreclosure on our assets;

o if a loan agreement contains a covenant which is breached without a waiver or renegotiation of the terms of that covenant, then the lender could have the right to accelerate the payment of the indebtedness even if we have made all principal and interest payments when due.

o if the interest rate on a loan fluctuated or the loan was payable on demand, we would bear the risk of variations in the interest rate or demand for payment;

o if the terms of a loan did not provide for amortization prior to maturity of the full amount borrowed and the "balloon" payment could not be refinanced at maturity on acceptable terms, we might be required to seek additional financing and, to the extent that additional financing is not available on acceptable terms, to liquidate our assets.

Possible Need for Additional Financing.

     We cannot ascertain with any degree of certainty the capital requirements for a particular acquired business inasmuch as we have not yet identified any acquisition candidates.

If the business we acquire requires additional financing, such additional financing (which, among other forms, could be derived from the public or private offering of securities or from the acquisition of debt through conventional bank financing), may not be available, due to, among other things, the acquired business not having sufficient:

o    credit  or operating history;
o    income stream;
o    profit level;
o    asset base eligible to be collateralized; or
o    market for its securities.

     Since no specific business has been targeted for acquisition, it is not possible to predict the specific reasons why conventional private or public financing or conventional bank financing might not become available. Although there are no agreements between us and any of our officers and/or directors pursuant to which we may borrow and such officers and/or directors are obligated to lend us monies, there are no restrictions on our right to borrow money from officers and directors. No stockholder approval is required in connection with any such loan.

No Dividends.

     We have not paid any dividends on our common stock; nor do we intend to declare and pay dividends prior to the consummation of an acquisition. The payment of dividends after any acquisition will be within the discretion of our then Board of Directors.

Arbitrary Determination of Offering Price.

     Prior to this offering, there has been no public trading market for the Shares. The initial public offering price of the Shares has been arbitrarily determined by us and does not bear any relationship to such established valuation criteria such as assets, book value or prospective earnings. Among the factors considered by us were the lack of operating history, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, and the current market conditions in the over-the-counter market.

Year 2000 Risks.

     We do not own or lease any computer equipment and do not rely on any computer or computer programs that will materially impact the operations of the Company in the event of a Year 2000 disruption. However, like any other company, advances and changes in available technology can significantly impact its business operation. The "Year 2000" problem may create risks for us from unforeseen problems in computer systems which we may acquire in the future or the computer systems of third parties, including but not limited to any acquisition candidate and/or financial institutions, with whom it transacts business. Such failures of our and/or third parties' computer systems could have a material impact on our ability to conduct its business. Prior to concluding an acquisition of a target business we intend to assess the Year 2000 risks associated with the target business.

Penny Stock Rules.

     Under Rule 15g-9, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

     (1) such sale or purchase is exempt from Rule 15g-9; or

     (2) prior to the transaction the broker or dealer has (a) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9 and (b) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

     The Securities and Exchange Commission adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (a) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average revenue of at least $6,000,000 for the preceding three years; (b) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; (c) and a security that is authorized or approved for authorization upon notice of issuance for quotation on the National Association of Securities Dealers Automated Quotation System.

     It is likely that our common stock will be subject to the regulations on penny stocks; consequently, the market liquidity for our common stock may be adversely affected by such regulations. This, in turn, will affect your ability to sell your Shares following the completion of an acquisition .

No Assurance of a Public Market.

     Pursuant to Rule 419, all shares issued by a blank check company, must be placed in the Rule 419 Escrow Account. These shares will not be released from escrow until the earlier of the consummation of a merger or acquisition as provided for in Rule 419; or the expiration of 18 months from the date of this Prospectus.

     There is no current trading market for the Shares and there can be no assurance that a trading market will develop, or, if such a trading market does develop, that it will be sustained. The Shares, to the extent that a market develops for the Shares at all, will likely appear in what is customarily known as the "pink sheets" or on the NASD Bulletin Board, which may limit the marketability and liquidity of the Shares.

     To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker/dealer to act as a market maker for our common stock. We have no discussions or understandings, with any "market makers" regarding the participation of any such market maker in the future trading market, if any, in our common stock. Management has no intention of seeking a market maker for the Company's Common Stock at any time prior to completion of an acquisition. Management expects that discussions in this area will ultimately be initiated by the management in office after completion of the acquisition in control of the entity after a business combination is reconfirmed by the stockholders.

     In order to prevent resale transactions in violation of state securities laws, shareholders may only engage in resale transactions in the United States, in New York and Florida and such other jurisdictions (there are none now) in which an applicable secondary trading exemption is available or a blue sky application has been filed and accepted.

Risks Associated with Operations in Foreign Countries.

     Our business plan is to seek to acquire or merge with potential target businesses that may in the opinion of Management, warrant our involvement. Management's discretion is unrestricted, and we may participate in any business whatsoever that may in the opinion of Management meet our business objectives. We may acquire a target business outside the United States. We have not limited the scope of our search to a particular region or country. Accordingly, if we acquire a target business located, or operating in a foreign jurisdiction, our operations may be adversely affected to the extent of the existence of unstable economic, social and/or political conditions in such foreign regions and countries.

                                    DILUTION

     At October 31, 1999, we had a net tangible book value of $29,500. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in our net tangible book value, except the sale of 4,000,000 shares at the offering price and receipt of $120,000, less estimated offering expenses. The net tangible book value per share is determined by subtracting total liabilities from our tangible assets divided by the total number of shares of common stock outstanding.

Public offering price per share                            $   0.03
Net tangible book value per share of common stock          $   0.03
before the offering(1)
Pro forma net tangible book value per share of             $   0.03
common stock after the offering
Increase to net tangible book value per share              $   0.00
attributable to purchase of common stock by new
investors
Dilution to new investors                                  $   0.00

(1) Our net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding into the our net tangible book value.

                                 USE OF PROCEEDS

     The gross proceeds of this offering will be $120,000. Under Rule 419, after all of the shares are sold, 10% of the funds, or $12,000, will be released from the Rule 419 escrow account to us and used to defray our normal operating expenses.

     The balance of the proceeds, when available to us, will be utilized for the payment of expenses incurred by us in investigating and, if a suitable opportunity is found, acquiring or investing in a business, and in complying with the requirements of Rule 419. We anticipate that investigation costs with respect to any specific business opportunity will consist primarily of costs for attorneys and accountants. There is no limit on the amount of such costs, and they may be substantial. If a decision is made not to proceed with any given specific business opportunity, such costs would not be recoverable. In this connection, it is contemplated that Sierchio & Albert, P.C., will continue to represent us in connection with an acquisition of a business and the preparation and filing of a post effective amendment to the registration statement as to which this prospectus is part; and be paid a fee, comparable to that payable to an arms length third party providing similar services.

     We are presently using the business office of our president, rent free, until such time as the Offering is completed and a business combination if effected. However, it may be necessary to incur some administrative costs for clerical assistance, office supplies and related items, preparation and filings of periodic reports with the Securities and Exchange Commission, the amount of which is not expected to be more than $5,000 over the next 18 months. It is expected that such costs would be paid from existing working capital.

     Except as described in this Prospectus, no portion of the proceeds of the offering will be paid to officers, directors and/or their affiliates or associates.

                            CAPITALIZATION

     The following table sets forth the capitalization of the Company as of the date of this Prospectus and as adjusted to reflect the sale of all of the Shares. See "Description of Securities" and "Selected Financial Information."

                      Authorized            Outstanding        As Adjusted
                      ----------            -----------        -----------
   Common Stock,
   $.001 par value    30,000,000             1,010,000          5,010,000

                                          As of
                                     October 31,1999       As Adjusted
                                     ---------------       -----------

   Stockholder's Equity                 $  1,010            $  5,010
   Common Stock

   Additional Paid-                     $ 28,990            $144,990
   In Capital

   Income Accumulated During                 --                  --
   the Development Stage

   Total Stockholders'                  $ 30,000            $150,000
   Equity

                                PROPOSED BUSINESS

History and Organization

     We were organized under the laws of the State of Delaware on April 21, 1999. Since inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have not engaged in any preliminary efforts intended to identify possible business combination and have neither conducted negotiations concerning nor entered into a letter of intent concerning any such acquisition candidate.

     We are, what is referred to in Rule 419 as, a "blank check" company.

Operations

     We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to employ our funds in their business or to seek the perceived advantages of publicly-held corporation. Our principal business objective will be to seek long-term growth potential in the acquisition of a target business rather than to seek immediate, short-term earnings. We will not restrict our search to any specific target business, industry or geographical location.

     We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in our treasury or loaned by Management. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check" company because you will entrust your investment to us before we have had a chance to analyze any ultimate use to which the proceeds of the offering may be put. Although substantially all of the funds of this offering are intended to be utilized generally to complete a business acquisition, such proceeds are not otherwise being designated for any specific purposes. Under Rule 419, prospective investors who invest in us will have an opportunity to evaluate the specific merits or risks of only the business combination which Management decides to enter into. Cost overruns will be paid by Management. This is based on an written agreement between management and us.

     We may seek to acquire a target business which:

*    Has only recently commenced operations

* Is a developing company in need of additional funds for expansion into new products or markets

*    Is seeking to develop a new product or service

* Is an established business which may be experiencing financial or operating difficulties and is in need of additional capital

     An acquisition business combination may involve a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse aspects of undertaking a public offering itself, such as:

*    Time delays
*    Significant expense
*    Loss of voting control

     However, if the target business that is acquired requires additional financing, we may seek to obtain such financing either as a condition to the acquisition or thereafter, by the offer and sale of additional securities.

     We will not acquire a target business candidate unless the fair value of the target business represents at least 80% of the maximum offering proceeds. To determine the fair market value of a target business, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, of any candidate, focusing attention on a potential target business's assets, liabilities, sales and net worth. If we determine that the financial statements of a proposed target business do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an investment banking firm which is a member of National Association of Securities Dealers, Inc. as to the satisfaction of such criteria.

     Based upon the probable desire on the part of the owners of target business to assume voting control over us in order to avoid tax consequences or to have complete authority to manage the business, we will combine with just one target business.

     Upon completion of the acquisition of a target business, there will be, in all likelihood, a change in control which may result in the resignation of our present officer and director.

     We have not had any preliminary contact or discussions with any representative of any other entity regarding a possible acquisition. Accordingly, any target business that is selected may be a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings. Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk. Although Management will endeavor to evaluate the risks inherent in a particular industry or acquisition candidate, there can be no assurance that we will properly ascertain or assess all significant risks. Please refer to "Risk Factors" for a more complete discussion of such risks.

     We anticipate that the selection and ultimate acquisition of a target business will be complex and risky. Management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefit of a publicly traded corporation because of:

*    General economic conditions
*    Rapid technological advances being made in some industries
*    Shortages of available capital

     Such perceived benefit of a publicly traded corporation may include:

* Facilitating or improving the terms on which additional equity financing may be sought
*    Providing liquidity for the principals of a business
* Creating a means for providing incentive stock options or similar benefit to key employees
* Providing liquidity, subject to restrictions of applicable statutes, for all shareholders

     Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Acquisitions

     The analysis of a target business will be undertaken by or under the supervision of our officer and director, who is not a professional business analyst. Management intends to concentrate on identifying preliminary prospective business combinations which may be brought to our attention through present associations.

     Because we will be subject to Section 13 or 15(d) of the Exchange Act, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

     Any acquisition of a target business will present certain risks. Many of these risks cannot be adequately identified prior to selection, and you must, therefore, depend on the ability of Management to identify and evaluate such risks. In the case of some of the potential combinations available to us, it is possible that the promoters of a target business have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to our merger or acquisition. There is a risk, even after the completion of an acquisition and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The acquisition may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by us and, therefore, our shareholders.

Target Business Acquisitions

     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. The structure manner of the acquisition will depend on:

*    The nature of the target business
*    The respective  needs and desires of us and other parties
*    The management of the acquisition candidate
*    The relative negotiating strength of us and such other management

     You should note that any merger or acquisition completed by us can be expected to dilute the percentage of shares held by our then-shareholders, including purchasers in this offering, upon completion of the acquisition of a target company. The acquisition candidate will have significantly more assets than us; therefore, Management plans to offer a controlling interest in us to the target business. While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders, including you, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management may choose to comply with these provisions. In addition, all of our directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers.

     Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or for a proposed business combination unless such a purchase is requested by a target business as a condition to a merger or acquisition.

     We anticipate that any securities issued in a reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock, may have a depressive effect on such market.

     If at any time prior to the completion of this offering we enter negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements

(including balance sheets and statements of cash flow and stockholders' equity) of the proposed target company.

Employees

     We presently have no employees. We have one officer and director. Mr. Herbert Maxwell is engaged in other business activities, and the amount of time he will devote to our business will only be between 5 and 20 hours per month which amount of time we believe will be sufficient for us to carry on our business plans. Please refer to the section of this Prospectus entitled "Management" for a more complete description of Mr. Maxwell's experience and background.

Facilities

     We are presently using the office of our president, Herbert Maxwell, 1501 Broadway, Suite 1807, New York, New York 10036, at no cost as our office. Such arrangement is expected to continue after completion of this offering only until a business combination is complete, although there is currently no such agreement between us and Mr. Maxwell. We at present own no equipment, and do not intend to own any upon completion of this offering.

Year 2000 Issues

     Because we currently have no operations, we do not anticipate incurring significant expense with regard to Year 2000 issues.

                                PLAN OF OPERATION

     We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. We have no assets. Our expenses to date including the costs of the Offering, are estimated to $25,000. These expenses have been or will be funded from our existing working capital.

     We do not anticipate incurring more than approximately $5,000 of additional operating expenses over the next 18 months; these expenses will be paid from working capital which upon completion of the Offering we estimate will be approximately $17,000. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and currently have no plans to do so. We will not use the proceeds of the Offering as collateral or security for any loan or debt incurred. If we do require additional financing, this financing may not be available to us, or if available, may not be on terms acceptable to us. The portion of the proceeds of the Offering, when available will be used to offset the expenses we have incurred in locating, negotiating and completing an acquisition including the cost of complying with Rule 419.

     We expect no Year 2000 problems, as our business is not dependent upon any computer. However, the business we acquire could experience interruptions in its business and significant losses if it or its customers or vendors rely on computer information systems that are unable to accurately process dates beginning on January 1, 2000. Prior to completing the acquisition of a target business we intend to review the target business' Year 2000 compliance program.

                           RELATED PARTY TRANSACTIONS

     A conflict of interest may arise as a result of Management's personal financial benefit and Management's fiduciary duty to you. Management's interest in its own financial benefit may at some point cause it to compromise its fiduciary duty to you. Any remedy available under the laws of Delaware, in the event that Management's fiduciary duties are compromised, will most likely be prohibitively expensive and time consuming to pursue.

     You should note that our present Management and shareholders (as well as their respective affiliates) can purchase up to 2,000,000 Shares (such amount, however, cannot exceed 50% of the total Shares sold) in this offering and thus they may own 60% of all the common stock issued after the offering is completed. They would therefore have continuing control.

                            DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue thirty million (30,000,000) shares of common stock, $.001 par value per share, of which 1,010,000 shares were issued and outstanding as of the date of this Prospectus. Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

     The holders of common stock (i) have equal rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all directors of the Company if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

Dividends

     The Company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant facts.

Transfer Agent and Registrar

     StockTrans, Inc. is the transfer agent and register for our common stock.

                                   MANAGEMENT

     The following table and subsequent discussion sets forth information about our directors and executive officers, each of whom will serve in the same capacity with us upon completion of the offering, but will resign upon completion of an acquisition. Mr. Maxwell was approved director and was elected to his position as executive officer in April, 1999.

 Name                            Age                 Title

Herbert Maxwell                  76                President and Director

     Our directors hold office until the next annual meeting of shareholders and the election of their successors. Directors receive no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at their discretion.

Executive Compensation

     No compensation was awarded to, earned by, or paid to our sole director and officer for services rendered to us in all capacities during the period commencing April 21, 1999 and ending October 31, 1999.

     Except for the repayment of certain out of pocket expenses incurred on our behalf by Mr. Maxwell, Mr. Maxwell will not receive any compensation for services rendered by him on our behalf.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information about our current shareholders. The persons named below have voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this prospectus. The numbers in this table assume 5,010,000 shares of common stock outstanding following the offering:

================================================================================
                            SHARES OF COMMON                      APPROXIMATE
    NAME AND ADDRESS OF    STOCK BENEFICIALLY   APPROXIMATE        PERCENTAGE
       BENEFICIAL                OWNED          PERCENTAGE        TO BE OWNED
         OWNER                   -----            OWNED          AFTER OFFERING
         -----                                    -----          --------------
--------------------------------------------------------------------------------
Dobbins & Dolenhoff, Ltd.(1)    291,667             29%                6%
Loward Cove E5
Frigate Bay, St. Kitts,
West Indies
--------------------------------------------------------------------------------
Wesley Capital Ltd.(2)          291,666             29%                6%
P.O. Box 679 Hunkins Plaza,
Main Street
Charleston, Nevis
--------------------------------------------------------------------------------
Aaronson & Aaronson, Inc.(3)    291,666             29%                6%
P.O. Box 679 Hunkins Plaza
Main Street
Charlestown, Nevis
--------------------------------------------------------------------------------
Joseph Sierchio(4)               62,500              6%                1%
150 East 58th Street
25th Floor,
New York, NY 10155
--------------------------------------------------------------------------------
Stephen A. Albert(5)             62,500              6%                1%
150 East 58th Street
25th Floor,
New York, NY 10155
--------------------------------------------------------------------------------
Herbert Maxwell                  10,000              1%              0.2%
1501 Broadway, Suite 1807
New York, NY 10036
--------------------------------------------------------------------------------
Officers and Directors as
a Group (1 person)               10,000              1%              0.2%
================================================================================

(1)  Mr. Rand Coulsonn is President and Director of Dobbins & Dolenhoff, Ltd.
(2)  Mrs. Gillian Hobson is President and Director of Wesley Capital Ltd.
(3)  Mr. Joshua D. Goldman is President and Director of Aaronson & Aaronson,
     Inc.
(4)  Mr. Sierchio is a principal of the law firm of Sierchio & Albert, P.C.
(5)  Mr. Albert is a principal of the law firm of Sierchio & Albert, P.C.

                           MARKET FOR OUR COMMON STOCK

     Prior to the date hereof, there has been no trading market for our common stock. Under the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until our closing of a business combination under the requirements of rule 419. There are currently six holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. Assuming the sale of all of the Shares offered and that Management and our current shareholder purchase 2,000,000 of the Shares in this offering, current shareholders will own 60% of the outstanding shares upon completion of the offering. As a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares. There can be no assurance that a trading market will develop upon the closing of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

     Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire. Such party or parties may employ consultants or advisors to obtain such market maker, but our present management has no intention of doing so at the present time.

     There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 1,010,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Of the shares outstanding after the Offering, the 4,000,000 Shares sold in this offering will have been registered with the Securities and Exchange Commission and can be freely resold, except if they are acquired by our director, officer or other persons or entities that he controls or which control him. Our director, officer, and persons or entities that they control or which control them will be able to sell Shares so long as they do so without violating Securities and Exchange Commission Rule 144. The remaining 1,010,000 outstanding shares, may be sold under SEC Rule144, assuming that all applicable conditions of that Rule are satisfied.

     Rule 144 provides, in essence, that a person holding restricted securities for a period of 1 year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to 1% of our outstanding common stock every 3 months. Rule 144 also permits, under certain circumstances, that sale of Shares by a person who is not an affiliate of ours and who has satisfied a 2 year holding period without any quantity limitation and whether or not there is adequate current public information available. Investors should be aware that sales under Rule 144, or pursuant to a registration statement filed under the Securities Act, may have a depressive effect on the market price of our common stock in any market that may develop for such Shares.

       We cannot predict the effect that sales of shares or the availability of shares for sale will have on the any market price that may exist for our common stock after completion of the

Offering. We do know that, all other things being equal, sales of substantial amounts of our common stock in the public market could drive down our stock price.

                             REPORTS TO SHAREHOLDERS

     We intend to furnish our shareholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on October 31st.

                              PLAN OF DISTRIBUTION

     We offer the right to subscribe for up to 4,000,000 Shares at $0.03 per Share. We propose to offer the Shares directly on a best efforts, no minimum basis, and no compensation is to be paid to any person for the offer and sale of the Shares. Purchases of Shares by officers, directors and current shareholders may not exceed 50% of the total number of Shares sold. Shares purchased by our officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.

     Our president may distribute prospectuses related to this offering. We estimate that approximately100 Prospectuses shall be distributed in such a manner. He intends to distribute Prospectuses to acquaintances, friends and business associates.

     The Offering shall be conducted by our president. Although he is an associated person as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

* He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

* He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

* He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

*    He will restrict his participation to the following activities:

     * Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

     * Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document; and

     * Performing ministerial and clerical work involved in effecting any transaction.

     As of the date of this Prospectus, no broker has been retained by us for the sale of Shares being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

     Neither we nor anyone acting on our behalf including our shareholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our securities, nor do we have any plans to engage in such discussions. We do not intend to use consultants to obtain market makers. No member of Management, promoter or anyone acting at their direction will recommend, encourage or advise you to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Our investors shall make their own decisions regarding whether to hold or sell their shares. We shall not exercise any influence over your decisions.

Arbitrary Determination of Offering Price.

     The initial offering price of $0.03 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us in determining the initial offering price were:

*    The lack of operating history
*    The proceeds to be raised by the Offering
* The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders
*    The current market conditions in the over-the-counter market

Method of Subscribing

     Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.03 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Firstrust Savings Bank as Escrow Agent."

Expiration Date

     This offering will expire 180 days from the date of this Prospectus, unless either (i) extended by us, for an additional 30 days or (ii) concluded by us on such earlier date as we may deem appropriate.

                             ADDITIONAL INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities and Exchange Act. We have filed with the Securities and Exchange Commission a registration statement on form SB-2 to register the offer and sale of the Shares. This Prospectus is part of that registration statement, and, as permitted by the Securities and Exchange Commission's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this Prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Securities and Exchange Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.Securities and Exchange Commission.gov.

     You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                                LEGAL PROCEEDINGS

     We not a party to or aware of any pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

     The validity of the Shares offered under this Prospectus is being passed upon for us by Sierchio & Albert, P.C.

                            INTEREST OF NAMED COUNSEL

     Each of Messrs. Joseph Sierchio and Stephen Albert, the principals of Sierchio & Albert, P.C., own an aggregate of 62,500 shares of common stock or approximately 6% of the issued and outstanding shares of common stock.

                              FINANCIAL STATEMENTS

     The following are our financial statements, with independent auditor's report, for the period ending October 31, 1999.

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                          Index To Financial Statements

                                                                         Page
                                                                         ----

Report of Independent Public Accountants                                  35

Financial Statements:

     Balance Sheet-October 31, 1999 ...................................   36

     Statement of Income for the period April 21, 1999 (date of
        Inception) Through October 31, 1999 ...........................   37

     Statement of Changes in Shareholders' Equity for the period April 21,
        1999 (date of Inception) Through October 31, 1999 .............   38

     Statement of Cash Flows for the period April 21, 1999 (date of
        Inception) Through October 31, 1999 ...........................   39

Notes to Financial Statements ......................................... 40 to 42

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To New Tech Ventures, Inc.:

We have audited the accompanying balance sheet of New Tech Ventures, Inc. (a Delaware corporation in the development stage) as of October 31, 1999, and the related statements of income, changes in shareholders' equity and cash flows for the period from April 21, 1999 (date of Inception) to October 31,1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Tech Ventures, Inc. as of October 31,1999, and the results of its operations and its cash flows for the period from April 21,1999 (date of Inception) to October 31,1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company is a development stage enterprise with no significant operating results to date. The factors discussed in Note 1 to the financial statements raise a substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                           Prinzi & Company

Staten Island, New York
November 19, 1999

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                                  Balance Sheet
                                October 31, 1999

                                     Assets

    Cash .........................................................       $30,000
    Deferred registration costs ..................................        29,533
                                                                         -------
       Total Assets ..............................................       $59,033
                                                                         =======
                      Liabilities And Shareholders' Equity

    Accrued registration costs ...................................       $29,533
                                                                         -------
       Total Liabilities .........................................        29,533
                                                                         -------

Shareholders' Equity:
    Common stock, $.001 par value, 30,000,000 shares authorized,
       1,010,000 shares issued and outstanding ...................         1,010

Additional paid-in-capital .......................................        28,990
                                                                         -------
       Total Shareholders' Equity ................................        30,000
                                                                         -------
       Total Liabilities and Shareholders' Equity ................       $59,533
                                                                         =======

            See Accompanying Notes to Financial Statements

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                               Statement of Income

                          For the period April 21, 1999
                  (Date of Inception) Through October 31, 1999


Revenues .......................................................      $        0

Total Expenses .................................................               0
                                                                      ----------

Net Income (Loss) ..............................................      $        0
                                                                      ==========

Net Loss per Common Share ......................................      $        0
                                                                      ==========

Weighted Average Number of Common Shares Outstanding ...........       1,010,000
                                                                      ==========

                 See Accompanying Notes to Financial Statements

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                  Statement of Changes in Shareholders' Equity

                          For the period April 21, 1999
                  (Date of Inception) Through October 31, 1999

                                                Common Stock      Additional  Loss Accumulated
                                          -----------------------   Paid in      During the
                                           Shares       Par Value   Capital   Development Stage   Total
                                          ----------------------------------------------------------------
Issuance of stock to original
founders for cash ................        1,010,000     $ 1,010   $ 28,990                       $ 30,000

Net Income For the period April
21, 1999 (Date of Inception)
Through October 31,
1999 .............................             --          --         --             --              --
----------------------------------------------------------------------------------------------------------
Balance, October 31, 1999 ........        1,010,000     $ 1,010   $ 28,990           --          $ 30,000
==========================================================================================================

                 See Accompanying Notes to Financial Statements

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                             Statement of Cash Flows

                          For the period April 21, 1999
                  (Date of Inception) Through October 31, 1999


Cash Flows From Operating Activities:
     Net Loss ..................................................       $      0
     Net increase in Accrued Registration Costs ................         29,533
     Net increase in Deferred Registration Costs ...............        (29,533)
                                                                       --------
        Net Cash Used in Operating Activities ..................              0
                                                                       --------
Cash Flow From Financing Activities:
     Proceeds from issuance of common stock ....................         30,000
                                                                       --------
        Net Cash Provided By Financing Activities ..............         30,000
                                                                       --------

Net Increase in Cash:                                                    30,000

Cash, April 21, 1999 (Date of Inception) .......................           --
                                                                       --------

Cash, October 31, 1999 .........................................       $ 30,000
                                                                       ========

               See Accompanying Notes to Financial Statements

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION AND OPERATIONS

New Tech Ventures, Inc. ("the Company") was incorporated in the state of Delaware on April 21, 1999, for the purpose of raising capital, which is to be used to effect a business combination. The Company is currently in the development stage. All activity of the Company to date relates to its formation and proposed fund raising. Management has elected a December 31 year end for the Company. An audit was performed at October 31, 1999 to satisfy the financial requirements of a form SB-2 registration statement under the securities act of 1933.

The Company's ability to commence operations is contingent upon obtaining financing through a public offering of the Company's common stock.

The Company is planning to register its securities with the Securities and Exchange Commission and offer certain securities in a "blank check" offering subject to Rule 419 of the Securities Act of 1933, as amended ("Rule 419"). The offering allows for the Company to sell a maximum of 4,000,000 shares of common stock, $.001 par value, at $.03 per share, on a best efforts, no minimum basis and no compensation is to be paid to any person for the offer and sale shares. Accordingly, the offering proceeds and the securities purchased by investors, less 10% of the deposited funds which will be delivered to the Company as permitted by Rule 419, will be held in escrow subject to the satisfaction of the provisions of Rule 419.

As a result of its limited resources, the Company will, in all likelihood, have the ability to effect only a single business combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash & Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with original maturity of three months or less. For the period April 21, 1999 (Date of Inception) through October 31, 1999 the Company maintained its cash balances in a non-interest bearing account.

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

Utilization of Estimates

The Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share

Net income per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.

NOTE 3. CAPITAL STOCK

The Company's Certificate of Incorporation authorizes the issuance of 30,000,000 shares of common stock. The Company's Board of Directors has the power to issue any or all of the authorized but unissued common stock without stockholder approval. The Company will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. To the extent that additional shares of common stock are issued, dilution to the interest of the Company's stockholders participating in the proposed offering under Rule 419 will occur.

NOTE 4. RELATED PARTY TRANSACTIONS

At October 31,1999, various members of the Company's legal counsel owned 125,000 shares of the Company's Common Stock.

                             New Tech Ventures, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 5. CONFLICTS OF INTEREST

The proposed business of the Company raises potential conflicts of interests between the Company and its officers and directors. The Company has been formed for the purpose of locating a suitable business opportunity in which to participate. The officers and directors of the Company (Collectively the "Management"), who will not devote full time to the Company, are engaged in various other business activities. From time to time, in the course of such activities they may become aware of investment and business opportunities and may be faced with the issue of whether to bring such opportunities to the attention of the Company for its participation.

Accordingly, Management may have a conflict in the event that another "blank check" or "blind pool" associated with Management is actively seeking the acquisition of properties and business that are identical or similar to those that the Company may seek.

NOTE 6. DEFERRED REGISTRATION COSTS

Deferred registrations costs consists of the following:

Legal Expenses                             $25,000
Miscellaneous Incorporation Expenses         1,500
Accounting Expenses                          3,000
SEC Registration Fees                           33
                                           -------
     Total                                 $29,533
                                           =======

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     Except as hereinafter set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

Indemnification of Directors and  Officers

     Section 145 of The Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested director so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including (any constituent of a constituent) absorbed in a consolidation or merger which, if separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involve services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

The Securities and Exchange Commission's Policy on Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

     The estimated expenses in connection with this offering are as follows:

             Item                                                   Amount
             ----                                                   ------
Securities and Exchange Commission
 Registration Fee                                                $    35.00
Cost of Electronic Filings                                         1,000.00
Cost of Printing and Engraving                                       500.00
Escrow Fees                                                          500.00
Legal Fees                                                        20,000.00
Accountants' Services and Expenses                                 1,000.00
"Blue Sky" Fees and Expenses                                         500.00
Miscellaneous Expenses                                             1,500.00
TOTAL                                                            $25,035.00

Item 26.  Recent Sales of Unregistered Securities

     During the past three years, the Registrant has sold securities in the manner set forth below without registration under the Securities Act of 1933, as amended (the "Act").

     In April 1999 the Company raised $30,010 in said capital through the sale of 1,000,000 shares of Common Stock at a price of $.03 per share and the sale of 10,000 shares of Common Stock at a price of $.001 per share as follows:

================================================================================
                                                                  APPROXIMATE
                                    SHARES OF                     PERCENTAGE
    NAME AND ADDRESS OF            COMMON STOCK   APPROXIMATE     TO BE OWNED
       BENEFICIAL                  BENEFICIALLY    PERCENTAGE       AFTER
         OWNER                        OWNED          OWNED         OFFERING
         -----                        -----          -----         --------
--------------------------------------------------------------------------------
Dobbins & Dolenhoff, Ltd.            291,667          29%             6%
Loward Cove E5
Frigate Bay, St. Kitts
--------------------------------------------------------------------------------
Wesley Capital Ltd.                  291,666          29%             6%
P.O. Box 679, Hunkins Plaza
Main Street
Charleston, Nevis
--------------------------------------------------------------------------------
Aaronson & Aaronson, Inc.            291,666          29%             6%
P.O. Box 679, Hunkins Plaza
Main Street
Charlestown, Nevis
--------------------------------------------------------------------------------
Joseph Sierchio                       62,500           6%             1%
150 East 58th Street
25th Floor,
New York, NY 10155
--------------------------------------------------------------------------------
Stephen A. Albert                     62,500           6%             1%
150 East 58th Street
25th Floor,
New York, NY 10155
--------------------------------------------------------------------------------
Herbert Maxwell                       10,000           1%            .2%
1501 Broadway, Suite 1807
New York, NY 10036
================================================================================

     Except for the securities being registered hereunder, such shares are "restricted securities," as that term is defined in the rules and regulations promulgated under the Securities Act, as amended, subject to certain restrictions regarding resale. Certificates evidencing all of the above-referenced securities have been stamped with a restrictive legend and will be subject to stop transfer orders.

     The Registrant believes that each of the above-referenced transactions was exempt from registration under the Securities Act, pursuant to Regulation S as promulgated under the Securities Act Rule 701 of the Securities Act and by
Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder as a transaction by an issuer not involving any public offering.

Item 27.    Exhibits

3(i)        Certificate of Incorporation

3(ii)       By-Laws

4(i)(1)     Form of Escrow Agreement

4(i)(2)     Form of Subscription Agreement

5(i)        Opinion of Sierchio & Albert, P.C.

23(i)(1)    Consent of Sierchio & Albert, P.C. (included in Exhibit 5(i))

23(i)(2)    Consent of Prinzi & Company

24          Power of Attorney*

* Included on the Signature Page to the Registration Statement on Form SB-2

Item 28. Undertakings

     (1) To file, during any period in which offers and sales of the securities offered hereby are made, a post-effective amendment to this Registration
Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); and

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That all such post-effective amendments will comply with the applicable form, rules and regulations of the Securities and Exchange Commission in effect at the time of the filing thereof.

     (5) In the event any material changes or transactions not mentioned herein arise, the Company has undertaken the responsibility to amend the Prospectus and the Registration Statement, of which the prospectus is a part, through the filing of post-effective amendments, indicating the existence of any such material changes or transactions which are not reflected or contained herein, if such changes occurs within 90 days of the Effective Date.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized in the City of New York on the 8th day of December, 1999.

                                     NEW TECH VENTURES, INC.
                                     (Registrant)

                                     By: /s/ Herbert Maxwell
                                         ---------------------------------------
                                         Herbert Maxwell, President and Director

                             NEW TECH VENTURES, INC.
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ON FORM SB-2

                                   ----------

                                INDEX TO EXHIBITS

Document

3(i)       Certificate of Incorporation
3(ii)      By-Laws
4(i)(1)    Form of Escrow Agreement
4(i)(2)    Form of Subscription Agreement
5(i)       Opinion of Sierchio & Albert, P.C.
23(i)(1)   Consent of Sierchio & Albert, P.C. (included in Exhibit 5(i))
23(i)(2)   Consent of Prinzi & Company
24         Power of Attorney*

----------
* Included on the signature page.